AMENDMENT NO. 2 OF
                PURCHASE AND CONTRIBUTION AGREEMENT



          AMENDMENT NO. 2, dated as of September 6, 1996, to the Purchase and Contribution Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995 and further
     amended as of June 27, 1996 (the "   Agreement"), among THE LANE
     COMPANY, INCORPORATED, ACTION INDUSTRIES, INC., BROYHILL FURNITURE INDUSTRIES, INC. and THOMASVILLE FURNITURE INDUSTRIES,
     INC., as sellers (the "   Sellers"), and INTERCO RECEIVABLES
     CORP., as purchaser (the "   Purchaser") (the "   Amendment").

                              RECITALS

          WHEREAS, the Sellers and the Purchaser have agreed subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

          Terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. Amendment of Agreement. The Agreement shall be and is hereby amended, as of the date hereof (subject to satisfaction of the conditions precedent set forth in Section 2 hereof), as follows:

           (a)  The definition of "Bank Credit Agreement" in Section
     1.01 shall be amended to provide in its entirety as follows:

               ""Bank Credit Agreement" means the Credit Agreement dated as of November 17, 1994, as amended and restated as of December 29, 1995 and as further amended and restated as of September 6, 1996, among Furniture Brands International, Inc. (f/k/a Interco), Broyhill, Lane, Thomasville, the banks named therein and Bankers Trust Company, as agent."

           (b)  The definition of "Cumulative Consolidated EBITDA" in
     Section 1.01 shall be deleted in its entirety.

           (c)  The definition of "Daily Settlement Trigger" in
     Section 1.01 shall be changed to "Weekly Settlement Trigger" and amended to provide in its entirety as follows:

               ""Weekly Settlement Trigger" means the occurrence of any of the following:

               (a) The Consolidated Net Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below, shall be less than the





          amount set forth opposite such period below:


             Fiscal Quarter               Ratio
             --------------               -----
           December 31, 1996            3.00: 1.0

           March 31, 1997               3.00: 1.0
           June 30, 1997                3.00: 1.0
           September 30, 1997           3.25: 1.0
           December 31, 1997            3.25: 1.0

           March 31, 1998               3.25: 1.0
           June 30, 1998                3.25: 1.0
           September 30, 1998           3.50: 1.0
           December 31, 1998            3.50: 1.0

           Thereafter                   3.50: 1.0

               (b) The Leverage Ratio at any time shall be greater than the ratio set forth opposite the fiscal quarter most recently ended as set forth below:

              Fiscal Quarter               Ratio
              --------------               -----

           December 31, 1996             4.25: 1.0

           March 31, 1997                4.25: 1.0
           June 30, 1997                 4.25: 1.0
           September 30, 1997            4.25: 1.0
           December 31, 1997             4.25: 1.0

           March 31, 1998                4.25: 1.0
           June 30, 1998                 4.25: 1.0
           September 30, 1998            4.00: 1.0
           December 31, 1998             4.00: 1.0

           Thereafter                    4.00: 1.0

               (c)  The Net Dilution Ratio shall be greater than 7%;

               (d)  The Default Ratio shall be greater than 7%;

               (e) Any Event of Termination shall occur under Section 7.01(e) or (g) of this Agreement; or

               (f) The Sellers shall have repurchased Receivables (pursuant to indemnity provisions or otherwise) from the Purchaser and/or the Purchaser s assignees in an aggregate amount exceeding $17,500,000 in any Fiscal Year."





          (d) All references in the Agreement to "Daily Settlement Trigger" shall be amended to refer to "Weekly Settlement
     Trigger".

          (e) The definition of "Interco" in Section 1.01 shall be amended to refer to "Furniture Brands International, Inc., a Delaware corporation, formerly known as INTERCO INCORPORATED".

          (f) In Section 1.02 (i) the reference to "Term Loans" shall be deleted in its entirety and (ii) the reference to "Interco Warrants" shall be amended to refer to "Furniture Brands
     Warrants".

          (g) Clause (j) of Section 5.01 shall be amended to provide in its entirety as follows:

               "(j) Weekly Settlement Trigger. From and after the fifth day after the occurrence of a Weekly Settlement Trigger, and so long as a Weekly Settlement Trigger is continuing, on the same day of each week thereafter (or if any such day is not a Business Day, on the immediately following Business Day), (a) cause the Servicer to submit weekly reports in form and substance satisfactory to the Purchaser listing the aggregate Outstanding Balance of all Receivables generated by each Seller on each Business Day during the preceding week, (b) use its best efforts to cause each Lock-Box Bank to submit weekly reports to the Purchaser listing the aggregate amount of Collections received in the Lock-Box Account(s) at such Lock-Box Bank on each Business Day during the preceding week, and (c) cause all Collections (and only Collections) to be deposited daily, from the Lock -Box Accounts or other locations in which Collections are
          received, into an account (the "   Concentration Account")
          maintained in a bank acceptable to the Purchaser in the name of both the Purchaser and/or the Purchaser s assignee. No funds in the Concentration Account shall be distributed to or for the benefit of any Seller until the Purchaser and the Purchaser s assignee (if any) each notifies the bank in which the Concentration Account is located to release funds therein to such persons. The funds in the Concentration Account shall be invested in a manner acceptable to the Purchaser and/or the Purchaser s assignee. If all events constituting a Weekly Settlement Trigger shall have been cured or shall no longer be continuing, and no Event of Termination shall then exist, the Sellers and Servicer may resume processing Collections and delivering reports as they did immediately prior to the occurrence of a Weekly Settlement Trigger."


           2.  Conditions Precedent.  The effectiveness of this
     Amendment is subject to the conditions precedent that the Agent shall have received, on or before the date hereof, (i) a certificate of the Secretary or Assistant Secretary of Lane,





     Broyhill and Thomasville certifying that attached thereto is a true and complete copy of the Bank Credit Agreement and the Security Agreement referred to therein, each in form and substance satisfactory to the Agent and each as amended and restated as of September 6, 1996, (ii) the Intercreditor Agreement as amended and restated as of September 6, 1996, in form and substance satisfactory to the Agent, duly executed by the parties thereto, and (iii) a confirmation as of September 6, 1996, in form and substance satisfactory to the Agent, of the continued effectiveness of the Interco Agreement, duly executed by Furniture Brands International, Inc. (f/k/a INTERCO INCORPORATED).

          3.  Amendment of Bank Credit Agreement.  Pursuant to clause
     (f) of Section 5.03, the Purchaser hereby consents to the amendment and restatement, as of the date hereof, of the Bank Credit Agreement, in the form previously delivered to the Purchaser. The reference in such clause (f) to clauses (a), (b),
     (c) and (d) of the definition of Daily Settlement Trigger (now Weekly Settlement Trigger) shall be amended to refer only to clauses (a) and (b) of such definition.

          4. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

          5. Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

          6. References to Agreement. From and after the date hereof, (a) all references in the Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

          7. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

          8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Amendment to be duly executed by their respective





     officers thereunto duly authorized as of the day and year first above written.



     SELLERS:             THE LANE COMPANY, INCORPORATED


                          By:  David P. Howard
                          Name:  David P. Howard
                          Title:  Vice President


                          ACTION INDUSTRIES, INC.


                          By:  David P. Howard
                          Name:  David P. Howard
                          Title:  Vice President


                          BROYHILL FURNITURE INDUSTRIES, INC.


                          By:  David P. Howard
                          Name:  David P. Howard
                          Title:  Vice President


                         THOMASVILLE FURNITURE INDUSTRIES, INC.


                         By:  David P. Howard
                         Name:  David P. Howard
                         Title:  Vice President


     PURCHASER:          INTERCO RECEIVABLES CORP.


                         By:  David P. Howard
                         Name:  David P. Howard
                         Title:  President